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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Championship Auto Racing Teams, Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 38-3389456
               --------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         5350 Lakeview Parkway South Drive, Indianapolis, Indiana 46268
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             (Address of principal executive offices, with zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
          -------------------                   ------------------------------
Common Stock, $.01 par value per share             New York Stock Exchange
    Rights to Purchase Common Stock                New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
__________(if applicable). [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

             -------------------------------------------------------
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED. Reference is hereby made to Registrant's Registration Statement on Form S-1 (file No. 333-43141), as filed with the Securities and Exchange Commission on December 23, 1997, as amended, and particularly to the descriptions of the Rights Agreement set forth under the caption "Description of Capital Stock -- Rights Agreement" beginning on page 49 thereof. Such Registration Statement, as amended, is hereby incorporated by reference herein.

The Amended and Restated Rights Agreement, as amended (the "Rights Agreement"), has been further amended with respect to the Agreement and Plan of Merger, dated as of September 10, 2003, by and among Open Wheel Racing Series LLC, Open Wheel Acquisition Corporation and the Company, as the same may be amended from time to time (the "Merger Agreement"). The Rights Agreement provides that the occurrence of (a) the adoption, approval, execution or delivery of the Merger Agreement,
(b) the public announcement of such adoption, approval, execution or delivery or
(c) the consummation of the Merger or any of the other transactions contemplated or permitted by the Merger Agreement shall not, in each case, individually or collectively, constitute a Distribution Date, a Shares Acquisition Date or any other separation of the Rights from the underlying Common Shares, nor entitle or permit the holders of the Rights to exercise the Rights or otherwise affect any rights of the holders of the Rights, including giving the holders of the Rights the right to acquire securities of any party to the Merger Agreement or any party to the transactions contemplated thereby. (The defined terms used herein and not otherwise defined have the meaning set forth in the Rights Agreement.)

ITEM 2. EXHIBITS.

List below all exhibits filed as a part of the registration statement:

The following exhibits are filed with this Registration Statement on Form 8-A pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934:

1. Rights Agreement, dated as of March 3, 1998, between Championship Auto Racing Teams, Inc. and Norwest Bank Minnesota, National Association, including the form of Rights Certificate (and form of assignment relating thereto) and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Exhibit 1 to the Form 8-A/A of the Company (file no. 1-13925).

2. Amended and Restated Rights Agreement dated October 16, 2002 between Championship Auto Racing Teams, Inc. and Wells Fargo Minnesota, N.A., as Rights Agent, including Exhibits A, B and C incorporated by reference to Exhibit 2 to the Form 8-A/A of the Company filed with the Securities and Exchange Commission on November 11, 2002.

3. Amendment no. 1 to Amended and Restated Rights Agreement dated July 2, 2003 between Championship Auto Racing Teams, Inc. and Wells Fargo Minnesota, N.A., as
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Rights Agent, incorporated by reference to Exhibit 3 to the Form 8-A/A of the
Company filed with the Securities and Exchange Commission on September 4, 2003.

4. Amendment no. 2 to Amended and Restated Rights Agreement dated September 10, 2003 between Championship Auto Racing Teams, Inc. and Wells Fargo Minnesota, N.A., as Rights Agent (filed herewith).

5. Registration Statement on Form S-1 dated December 23, 1997, filed with the Securities and Exchange Commission, as amended.
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CHAMPIONSHIP AUTO RACING TEAMS, INC.

Date: September 19, 2003               By:   /s/ Thomas L. Carter
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                                           Thomas L. Carter
                                           Chief Financial Officer